Exhibit 99.1

C&F FINANCIAL CORPORATION

Thursday, November 17, 2011

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

C&F Financial Corporation
Announces Increase in Quarterly Dividend

West Point, VA -- The board of directors of C&F Financial Corporation (NASDAQ:CFFI), the one bank holding company for C&F Bank, has declared a regular cash dividend of 26 cents per common share, which is payable January 1, 2012 to shareholders of record on December 15, 2011.  This dividend amount represents a four percent increase over the prior quarter’s dividend amount of 25 cents per common share.

C&F Bank operates 18 retail bank branches located throughout the Hampton to Richmond corridor in Virginia and offers full investment services through its subsidiary C&F Investment Services, Inc.  C&F Mortgage Corporation provides mortgage, title and appraisal services through 22 offices located in Virginia, Maryland, North Carolina, Pennsylvania, Delaware and New Jersey.  C&F Finance Company provides automobile loans in Virginia, Tennessee, Maryland, North Carolina, Georgia, Ohio, Kentucky, Indiana, Alabama and West Virginia through its offices in Richmond and Hampton, Virginia, in Nashville, Tennessee and in Towson, Maryland.